EXHIBIT 10.1

AMENDMENT
TO THE
AMERIGROUP CORPORATION SEVERANCE PLAN

WHEREAS, AMERIGROUP Corporation, a Delaware corporation (the “Company”), maintains the AMERIGROUP Corporation Severance Plan (as amended, the “Plan”) for the benefit of its employees and the employees of its participating subsidiaries;

WHEREAS, the Company is authorized, pursuant to Article IV of the Plan, to amend the Plan; and

WHEREAS, it is deemed desirable to amend the Plan to reflect COBRA premium subsidy provisions of recent federal legislation.

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of May 1, 2009:

1. Plan subsection 3.02(c) is amended to read as follows:

(c) COBRA.

(i) Subject to Plan subsection 3.02(c)(ii) below, a Participant who properly elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, (“COBRA”) shall be entitled to a partial subsidy equal to the subsidy provided to active Employees under the Company’s group health plan for the number of weeks used in Exhibit I to calculate his or her severance pay benefit (the ”severance benefit period”) or for the period he or she elects COBRA coverage, whichever is less. The COBRA subsidy is the same subsidy the Company provides directly to the group health plan vendor on behalf of an active Employee.

(ii) This Plan subsection 3.02(c)(ii) shall apply to any Participant whose Separation Date is on or after May 1, 2009 and on or before December 31, 2009 (or such later date as may be provided for by amendment of Section 3001(a)(3)(A) of the American Recovery and Reinvestment Act of 2009, P.L. 111-5 (“ARRA”)).

(A) The Company subsidy otherwise provided by Plan subsection 3.02(c)(i) above shall not be payable for any such Participant. It is intended that, if and so long as any such Participant (x) is an assistance eligible individual within the meaning of Section 3001(a)(3) of ARRA (an “AEI”), (y) is not ineligible for premium assistance due to the limitations of Section 3001(a)(2)(A)(i) of ARRA and (z) has not elected to waive the right to premium assistance as provided in Section 3001(b)(3) of ARRA, the Participant shall have the benefit of premium assistance to the extent provided for by Section 3001(a)(1) of ARRA.

(B) To the extent authorized by the Administrator in accordance with the following provisions, a Participant who properly elects continuation coverage under COBRA (“COBRA continuation coverage”) and who is not entitled to premium assistance under ARRA may be entitled to an additional severance pay benefit (“COBRA severance benefit”). A Participant’s entitlement to such COBRA severance benefit shall be subject to the Administrator’s determining that as of the date of determination, the Participant is not an AEI, or that the Participant, and the Participant’s spouse and dependents who have elected COBRA continuation coverage, if any, are AEI’s who are not entitled to premium assistance under Section 3001(a)(1) of ARRA due to the limitations of Section 3001(a)(2)(A)(i) of ARRA, or who have made a permanent election to waive the right to premium assistance pursuant to Section 3001(b)(3) of ARRA. Any such COBRA severance benefit shall be an amount equal to the product of a dollar amount that is determined by the Administrator based on the Participant’s type and level of COBRA continuation coverage, times the number of weeks in the severance benefit period. Any such COBRA severance benefit shall be paid in a single sum (less all applicable federal, state and local income or employment taxes), shall be subject to such terms and conditions as the Administrator determines, and shall be paid within thirty (30) days after the later of the expiration of the Participant’s sixty (60) day COBRA continuation coverage election period, or the receipt by the COBRA vendor of the first COBRA premium payment. After payment of a COBRA severance benefit to a Participant, if the Administrator determines that the Participant or a spouse or dependent of the Participant is an AEI who is entitled to premium assistance pursuant to Section 3001(a)(1) of ARRA with respect to health, dental or vision benefits of the Company at any time during the period that begins on the Participant’s Separation Date and extends for a number of weeks equal to the severance benefit period, the Company shall be entitled to recover, and upon notice from the Company, the Participant shall immediately repay to the Company, the COBRA severance benefit previously paid to the Participant (including all taxes that were withheld). In connection with the Administrator’s determinations under this subsection 3.02(c)(ii)(B) and as a condition to any Participant’s receiving a COBRA severance benefit, the Administrator may require a Participant to provide information and representations relating to the Participant’s eligibility for premium assistance under ARRA.

2. In all other respects, the Plan, as effective as of July 30, 2008, is ratified and affirmed.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed this 1st day of May, 2009.

AMERIGROUP CORPORATION

By:
Stanley F. Baldwin, Executive Vice President,
Secretary and General Counsel